UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 25, 2005

AMERIPRISE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32525	13-3180631
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

55 Ameriprise Financial Center
Minneapolis, Minnesota		55474
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (612) 671-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On October 25, 2005, the Compensation and Benefits Committee (the “Committee”) of the Board of Directors of Ameriprise Financial, Inc. (the “Company”) adopted the following arrangements with respect to compensation of James M. Cracchiolo, the Company’s Chairman, President and Chief Executive Officer (“CEO”).

CEO Security and Compensation Arrangements

The Committee recommended, based on an independent study, and the Board of Directors approved, a security program that authorizes and directs the CEO to use for all travel purposes, to the maximum extent possible, cars and aircraft provided by the Company and, where appropriate, to be accompanied by immediate family members while in such cars and aircraft.  The Board of Directors also authorized payments to the CEO to offset tax liability on imputed income for taxable travel that the Company deems business-related.

Completion/Retention Awards

The completion/retention awards described below were granted pursuant to recommendations made by the Compensation and Benefits Committee of American Express Company (the former parent company of the Company prior to the spin-off of the Company on September 30, 2005), which were reflected in a letter from American Express Company to the CEO.  These recommendations were described in the Company’s Form 8-K filed on August 30, 2005.

The Committee approved the cash award of $1,750,000 to be paid as soon reasonably practicable.  The Committee also approved the additional cash award opportunity of $1,750,000 that will be paid following March 31, 2006.  In order to ensure full deductibility under U.S. tax laws, the Committee established a minimum adjusted net operating income threshold for this award that must be achieved for the six month period covering the fourth quarter of 2005 and the first quarter of 2006.  Payment of the award, if earned, will be made as soon as reasonably practicable after March 31, 2006.

 The Committee approved the recommended one-time stock award to the CEO of 41,238 restricted shares of Company common stock, which have a value of $1,500,000 (based on the average of the high and low sales prices of Company common stock on the date of grant).  These restrictions on the shares lapse as to 25 percent of the shares on January 31 of each of 2007, 2008, 2009 and 2010, subject to the Company meeting a specified average return on equity threshold for each such vesting date.  If the performance thresholds are not achieved for any vesting date, the shares that would have vested on that date will be carried over to the next vesting date and can be earned if the performance objectives for a subsequent vesting date are achieved.  Any shares not vested after the fourth vesting date will be forfeited.  The restricted stock grant will have such other terms are set forth in the Company’s Form of Award Certificate – Restricted Stock Award that was previously filed by the Company on a Form 8-K filed October 4, 2005.

Deductibility of Performance-Based Compensation

The Committee’s intent was to structure the cash award that may be earned after March 2006 and the restricted stock award that may vest using “performance-based” goals that are designed to allow the Company to fully deduct the compensation payable to the CEO under these awards under U.S. tax law and regulations.  In general, compensation is performance-based only if payment is contingent upon attainment of pre-established objective performance goals set by the Committee.

Item 8.01                                           Other Information.

On October 25, 2005, the Board of Directors of the Company declared a quarterly cash dividend of $0.11 per common share, payable November 18, 2005 to stockholders of record at the close of business on November 4, 2005.  A copy of the press release announcing the dividend is attached as Exhibit 99.1 to this Current Report on Form 8-K and the information and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(c)                                Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 25, 2005 announcing quarterly dividend

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIPRISE FINANCIAL, INC.
(REGISTRANT)

DATE: October 31, 2005	By:	/s/ John C. Junek
		Name:	John C. Junek
		Title:	Executive Vice President and General Counsel

AMERIPRISE FINANCIAL, INC.
CURRENT REPORT ON FORM 8-K
Report Dated October 25, 2005

Exhibit No.	Description

99.1	Press Release dated October 25, 2005 announcing quarterly dividend